EXHIBIT A
JOINT FILING AGREEMENT
     The undersigned hereby agree that this Amendment No. 1 on Schedule 13G with respect to the shares of common stock of Lions Gate Entertainment Corp., dated as of June 22, 2007, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.
Date: June 22, 2007

MHR INSTITUTIONAL PARTNERS IIA LP
By:	MHR Institutional Advisors II LLC, its General Partner

By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Vice President

MHR INSTITUTIONAL ADVISORS II LLC

By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Vice President

MHR FUND MANAGEMENT LLC

By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Vice President

MARK H. RACHESKY, M.D.

By:	/s/ Mark H. Rachesky, M.D.